UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 7, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Principal Financial Officer

On May 7, 2007, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Sam R. Leno, age 61, as our Chief Financial Officer and Executive Vice President of Finance and Information Systems, effective as of June 5, 2007.  Mr. Leno is joining us from Zimmer Holdings, Inc. where he served as its Executive Vice President, Finance and Corporate Services and Chief Financial Officer, a position to which he was appointed in December 2005. From October 2003 to December 2005, Mr. Leno served as Executive Vice President, Corporate Finance and Operations, and Chief Financial Officer of Zimmer. From July 2001 to October 2003, Mr. Leno served as Senior Vice President and Chief Financial Officer of Zimmer. Prior to joining Zimmer, Mr. Leno served as Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. from March 1999 until he joined Zimmer. Between 1971 and March 1999, Mr. Leno held various chief financial officer and other financial positions with several U.S. based companies, and he previously served as a U.S. Naval Officer.

In connection with his employment with Boston Scientific, Mr. Leno will receive:

•	an annual base salary of $600,000;
•	an opportunity to participate in our Performance Incentive Plan. Mr. Leno’s target incentive is 75 percent of his base salary and he is eligible to receive a full-year’s bonus amount for 2007;
•
an option to purchase 1,500,000 shares of Boston Scientific common stock to be granted under our 2003 Long-Term Incentive Plan, with an exercise price equal to the fair market value on his first date of employment (June 5, 2007) and which will vest in four equal annual installments beginning on the first anniversary of his start date.  Under the terms and conditions of the stock option grant, Mr. Leno will be deemed to have met Retirement eligibility (i) upon his termination from employment at Boston Scientific for any reason (other than for Cause) and assuming a period of employment of at least three years, or (ii) upon his involuntarily termination of employment at Boston Scientific for any reason (except for Cause) before completing a three year period of employment.

•
an award of 500,000 deferred stock units which will be issued in five equal annual increments beginning on the first anniversary of his start date and subject to the same Retirement eligibility criterion; and

•
executive relocation benefits under Boston Scientific’s relocation program, including the sale of both of Mr. Leno’s residences and the relocation of all of his personal effects.  The Company will guarantee that Mr. Leno will receive net (after tax) proceeds of a minimum of $1.3 million for each residence.

In addition, and along with our other executive officers, Mr. Leno will be entitled to receive an annual executive allowance of $25,000 payable in two equal installments of $12,500 each in the last pay periods of June and December 2007, except for the first payment in 2007 which will be pro-rated, pursuant to our Executive Allowance Plan, which has been previously filed.  He will also be provided with a Retention Agreement and an Indemnification Agreement, both of which have been previously filed.  Mr. Leno will also, as a member of our Executive Committee, be eligible for benefits under the Executive Retirement Plan, which has been previously filed, subject to the same Retirement eligibility criterion.

A form of Mr. Leno’s offer letter is filed with the report as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit  No.           Description

10.1	Form of Offer Letter

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 7, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Offer Letter